Exhibit No. 23.2


CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the registration statement (No. 33-67690) on Form S-3 of Texas Eastern Transmission Corporation of our report dated January 16, 1997, relating to the consolidated statement of income, common stockholder's equity, and cash flows for the year ended December 31, 1996, which report appears in the December 31, 1998 annual report on Form 10-K of Texas Eastern Transmission Corporation.


/s/ KPMG LLP
Houston, Texas
March 25, 1999